EXHIBIT 10.14

                           NORTHSTAR ADVERTISING INC.



                              CONSULTING AGREEMENT

         Agreement made this 29 day of July, 2000, Total Entertainment, Inc. (the "Corporation") and NorthStar Advertising, Inc. the ("Consultant"):

         In consideration of the mutual promises contained in this Agreement, the contracting parties agree as follows:

                                   RECITALS:

         The Corporation desires to engage the services of the Consultant to perform consulting services for the Corporation relating to all phases of the Corporation's public relations in the areas of investor and broker/dealer relations as such may pertain to the operation of the Corporation's business (the "Services").

         The Consultant desires to provide the Services to the Corporation.


                                   AGREEMENT

                                      TERM

         1. The respective duties and obligations of the parties shall be for a period of twelve (12) months commencing on the date hereof. This Agreement may be terminated by either of the parties only in accordance with the terms and conditions set forth in Paragraph 7 below.

                        SERVICES PROVIDED BY CONSULTANT

         2. Consultant will provide the Services in connection with the Corporation's "public relations" dealings with NASD broker/dealers and the investing public. (At no times shall the Consultant provide services, which would require Consultants to be registered and licensed with any federal or state regulatory body or self-regulatory agency). During the term of this Agreement, Consultant will provide those services customarily provided by a public relations firm to a Corporation, including but not necessarily limited to the following:

              (a) Aiding the Corporation in developing a marketing plan directed at informing the public of the business of the Corporation:

              (b) Providing assistance and expertise in devising an advertising campaign in conjunction with the marketing campaign set forth in (a) above;

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              (c) Advise the Corporation and provide assistance in dealing with institutional investors as it pertains to offerings of the Corporation's securities;

              (d) Aid and assist the Corporation in its efforts to secure "market markers" to trade the Corporation's common stock by providing such information as may be required;

              (e) Aid and advise the Corporation in establishing a means of securing nationwide interest in the Corporation's securities;

              (f) Aid and assist the Corporation in creating a "website";

              (g) Aid and assist the Corporation in creating an "institutional site program" to provide ongoing and continuos information to fund managers;

              (h) Aid and consult with the Corporation in the preparation and dissemination of press releases and news announcements;

              (i) Aid and consult with the Corporation in the preparation and dissemination of all "due diligence" package requested by and furnished to NASD registered broker/dealers, and/or other institutional and/or fund managers requesting such information from the Corporation;

              (j) Aid and consult with the Corporation in providing the necessary due diligence materials in connection with any merger or acquisition the Corporation may contemplate and/or enter into during the term of this Agreement.

                                  COMPENSATION

                    3. 1,000,000 to start for the year (restricted shares)
                    Options:
                    250,000 @ $ .50
                    250,000 @ $1.00
                    250,000 @ $1.25
                    200,000 @ $2.00

                                   COMPLIANCE

         4. In the event the Shares are not presently trading on any recognized market, the Shares sold to Consultant will, at that particular time, be "free trading" or, if a registration statement is contemplated, the Shares shall have "piggy back" registration rights and will, at the expense of the Corporation, be included in any such registration statement filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). For purposes of this Agreement, the OTC Bulletin Board shall be deemed to be a recognized market.

                         REPRESENTATION OF CORPORATION

         5. The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant that all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. The Corporation acknowledges that the information it delivers to the Consultants will be used by the Consultant in preparing materials regarding the Corporation's business, including but not necessarily limited to, its financial condition for dissemination to the public. Therefore, in accordance with Paragraph 6 below, the Corporation shall hold harmless the Consultant from any all errors, omissions, misstatements, negligent or intentional

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misrepresentations, in connection with all information furnished by Corporation to Consultant, in accordance with and pursuant to the terms and conditions of this Agreement for the purpose of purposes consistent with the services to be rendered by the Consultant in accordance with the terms of this Agreement. The Corporation further represents and warrants that as to all matters set forth within this Agreement, the Corporation has had independent legal counsel and will continue to retain independent legal counsel to advise the Corporation on all matters concerning, but not necessarily limited to, corporate law, corporate relation, investor relations, all matters concerning and in connection with the Corporation activities regarding the Securities Act, the Exchange Act, and state Blue Sky laws.

LIMITED LIABILITY

         6. (a) With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Corporation, or to anyone who may claim any right due to any relationship with the Corporation, or any acts or omissions in the performance of services on the part of the Consultant, or on the part of the agents or employees of the consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence. The Corporation shall hold Consultant free and harmless from any obligations, costs, claims, judgments, attorney's fees, and attachments arising from or growing out of the services rendered to the Corporation pursuant to the terms of this Agreements or in any way connected with the rendering of its services, except when the same shall arise due to the willful misconduct or culpable negligence of the Consultant and the Consultant adjudged to be guilty of willful misconduct or culpable negligence by a court of competent jurisdiction.

              (b) The Consultant shall use the disclaimer set forth on Exhibit B hereto in all communications related to the Corporation.

                                  TERMINATION

         7. This Agreement may be terminated by the Corporation upon the giving of not less than sixty (60) days written notice to the Consultant at the address set forth in Paragraph 8 below. In the event this Agreement is terminated by the Corporation, all compensation paid by Corporation to the Consultant shall be deemed earned. Upon termination, the Corporation shall be responsible and shall pay to Consultant any and all fees and costs due and/or accrued by Consultant for and on behalf of the Corporation.

                                    NOTICES

         8. Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:

                AS TO CONSULTANT:
                NorthStar Advertising, Inc.
                149 South Ridgewood Ave, Suite 500
                Daytona Beach, FL  32114

                AS TO CORPORATION:
                Total Entertainment, Inc.
                1411 Peel Street, Suite 500
                Montreal, Quebec, Canada H3AIS5
                (512) 842-6999

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                                ATTORNEY'S FEES

         9. In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorney's fees, expenses and of litigation costs, including those associated within the appellate or post judgment collection proceedings.

                                  ARBITRATION

         10. In connection with any controversy or claim arising out of or relating to this Agreement, the parties hereto agree that such controversy shall be submitted to arbitration, in conformity with the Federal Arbitration Act (Section 9 U.S. Code Section 901 et seq), and shall be conducted in accordance with the Rules of the American Arbitration Association. Any judgment rendered as a result of the arbitration of any dispute herein, shall upon being rendered by the arbitrators be submitted to a Court of competent jurisdiction within the State of Florida or in any state where a party to this action maintains its principal business or is incorporated.

                                 GOVERNING LAW

         11. This Agreement shall be construed under and in accordance with the laws of the State of Florida, and all obligations of the parties created under it are to be performed in Volusia County, Florida. Further, in any controversy arising out of this Agreement, the venue for said arbitration shall be in Volusia, Florida, and all parties hereby consent to the venue as the proper jurisdiction for said proceedings provided herein.

PARTIES BOUND

         12. This Agreement shall be binding on and insure to the benefit of the contracting parties and their respective heirs, executors, administrations, legal representatives, successors, and assigns when permitted by this Agreement.

LEGAL CONSTRUCTION

         13. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceable shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

                           PRIOR AGREEMENT SUPERCEDED

         14. This Agreement constitutes the entire Agreement of the contracting parties and supercedes any prior understandings or agreements between the respective parties. This Agreement may only be modified or changed by written agreement signed by all parties hereto.

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                  MULTIPLE COPIES OR COUNTERPARTS OF AGREEMENT

         15. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts taken together shall have the effect of a fully executed original. This Agreement may be signed by the parties and copies hereof delivered to each party by way of facsimile transmission and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.

HEADINGS

         16. Headings used throughout this Agreement are for reference and convenience, and in no way define, limit or describe the scope or intent of this Agreement or effect its provisions.

         IN WITNESS WHEREOF, the parties have set their hands as of the date written above.

         NorthStar Advertising, Inc.


By:      /s/Robert Hassett
         -----------------------------
         Robert Hassett, President/CEO


         Total Entertainment, Inc.


By:      /s/Sandy Masselli, Jr.
         ----------------------
         Sandy Masselli, Jr. Chairman/CEO

Services shall commence on or about November 15, 00 - December 1st, 2000.